Assured Guaranty Ltd.
June 30, 2014
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; (5) the failure of Assured Guaranty to realize insurance loss recoveries or damages through loan putbacks, settlement negotiations or litigation; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in the Company’s investment portfolio and in collateral posted by and to the Company; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws; (14) other governmental actions; (15) difficulties with the execution of Assured Guaranty’s business strategy; (16) contract cancellations; (17) loss of key personnel; (18) adverse technological developments; (19) the effects of mergers, acquisitions and divestitures; (20) natural or man-made catastrophes; (21) other risks and uncertainties that have not been identified at this time; (22) management’s response to these factors; and (23) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Operating income reconciliation:
Operating income	$101	$98	$233	$358
Plus after-tax adjustments:
Realized gains (losses) on investments	(2)	2	(3)	21
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	47	28	(124)	(406)
Fair value gains (losses) on committed capital securities	(5)	(2)	(10)	(8)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	5	(3)	5	(14)
Effect of consolidating financial guaranty variable interest entities (FG VIEs)	13	96	100	124
Net income (loss)	$159	$219	$201	$75

Earnings per diluted share:
Operating income	$0.56	$0.52	$1.28	1.87
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.01)	0.01	(0.02)	0.11
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.26	0.15	(0.68)	(2.12)
Fair value gains (losses) on committed capital securities	(0.02)	(0.01)	(0.05)	(0.04)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.02	(0.01)	0.03	(0.07)
Effect of consolidating FG VIEs	0.08	0.50	0.55	0.64
Net income (loss)	$0.89	$1.16	$1.11	$0.39

Weighted average shares outstanding
Basic shares outstanding	178.4	187.8	180.3	190.8
Diluted shares outstanding (1)	179.5	188.8	181.3	191.7
Shares outstanding at the end of period	174.2	182.9

Effect of refundings and terminations, net
Net earned premiums from refundings and terminations	$24	$46	$53	$159
Realized gains (losses) and other settlements from CDS terminations	1	14	1	15
Operating income effect	16	41	36	105
Operating income per diluted share effect	0.09	0.22	0.20	0.55

Effective tax rate on operating income	25.6%	29.4%	26.2%	26.8%
Effective tax rate on net income	27.2%	33.5%	26.2%	36.4%

Return on equity (ROE) calculations (2):
ROE, excluding unrealized gain (loss) on investment portfolio	12.9%	20.4%	8.2%	3.4%
Operating ROE	6.5%	6.5%	7.6%	12.2%

New business:
Gross par written	$2,658	$2,276	$4,527	$3,870
Present value of new business production (PVP) (3)	$27	$16	$58	$34
			As of
			June 30,	December 31,
Other information:			2014	2013
Net debt service outstanding			$662,004	$690,535
Net par outstanding			437,576	459,107
Claims-paying resources (4)			12,235	12,147

1)	Non-GAAP diluted shares outstanding were the same as GAAP diluted shares.

2) Quarterly ROE calculations represent annualized returns.

3) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

4) See page 6 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Three Months Ended				Three Months Ended
	June 30, 2014				June 30, 2013
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$136	$(5)	(1)	$141	$163	$(15)	(1)	$178
Net investment income	96	(1)	(1)	97	93	(1)	(1)	94
Net realized investment gains (losses)	(8)	(8)	(2)	0	2	3	(2)	(1)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	15	15		—	(86)	(86)		—
Net unrealized gains (losses)	88	88		—	160	160		—
Credit derivative revenues	—	(21)		21	—	(40)		40
Net change in fair value of credit derivatives	103	82	(3)	21	74	34	(3)	40
Fair value gains (losses) on committed capital securities	(6)	(6)	(4)	—	(3)	(3)	(4)	—
Fair value gains (losses) on FG VIEs	25	25	(1)	—	143	143	(1)	—
Other income (loss)	7	6	(1)(5)	1	(7)	(5)	(5)	(2)
Total revenues	353	93		260	465	156		309

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	57	(7)	(1)	64	62	(22)	(1)	84
Credit derivatives	—	18	(3)	(18)	—	(12)	(3)	12
Amortization of deferred acquisition costs	3	—		3	1	—		1
Interest expense	20	—		20	21	—		21
Other operating expenses	55	—		55	52	—		52
Total expenses	135	11		124	136	(34)		170

Income (loss) before income taxes	218	82		136	329	190		139
Provision (benefit) for income taxes	59	24	(6)	35	110	69	(6)	41
Net income (loss)	$159	$58		$101	$219	$121		$98

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Six Months Ended				Six Months Ended
	June 30, 2014				June 30, 2013
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$268	$(22)	(1)	$290	$411	$(33)	(1)	$444
Net investment income	199	3	(1)	196	187	(1)	(1)	188
Net realized investment gains (losses)	(6)	(8)	(2)	2	30	32	(2)	(2)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	34	34		—	(68)	(68)		—
Net unrealized gains (losses)	(142)	(142)		—	(450)	(450)		—
Credit derivative revenues	—	(41)		41	—	(68)		68
Net change in fair value of credit derivatives	(108)	(149)	(3)	41	(518)	(586)	(3)	68
Fair value gains (losses) on committed capital securities	(15)	(15)	(4)	—	(13)	(13)	(4)	—
Fair value gains (losses) on FG VIEs	182	182	(1)	—	213	213	(1)	—
Other income (loss)	28	—	(1)(5)	28	(21)	(22)	(5)	1
Total revenues	548	(9)		557	289	(410)		699

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	98	(6)	(1)	104	14	(15)	(1)	29
Credit derivatives	—	26	(3)	(26)	—	(22)	(3)	22
Amortization of deferred acquisition costs	8	—		8	4	—		4
Interest expense	40	—		40	42	—		42
Other operating expenses	115	—		115	112	—		112
Total expenses	261	20		241	172	(37)		209

Income (loss) before income taxes	287	(29)		316	117	(373)		490
Provision (benefit) for income taxes	86	3	(6)	83	42	(90)	(6)	132
Net income (loss)	$201	$(32)		$233	$75	$(283)		$358

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	June 30,	December 31,
	2014	2013
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,530	$9,711
Short-term investments, at fair value	979	904
Other invested assets	126	170
Total investment portfolio	11,635	10,785

Cash	106	184
Premiums receivable, net of commissions payable	849	876
Ceded unearned premium reserve	440	452
Deferred acquisition costs	122	124
Reinsurance recoverable on unpaid losses	59	36
Salvage and subrogation recoverable	273	174
Credit derivative assets	80	94
Deferred tax asset, net	571	688
FG VIE assets, at fair value	1,284	2,565
Other assets	271	309
Total assets	$15,690	$16,287

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$4,391	$4,595
Loss and loss adjustment expense reserve	775	592
Reinsurance balances payable, net	178	148
Long-term debt	1,311	816
Credit derivative liabilities	1,917	1,787
Current income tax payable	12	44
FG VIE liabilities with recourse, at fair value	1,366	1,790
FG VIE liabilities without recourse, at fair value	124	1,081
Other liabilities	374	319
Total liabilities	10,448	11,172

Shareholders' equity:
Common stock	2	2
Additional paid-in capital	2,260	2,466
Retained earnings	2,643	2,482
Accumulated other comprehensive income	332	160
Deferred equity compensation	5	5
Total shareholders' equity	5,242	5,115
Total liabilities and shareholders' equity	$15,690	$16,287

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	June 30, 2014		December 31, 2013
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$5,242	$30.10	$5,115	$28.07
Less after-tax adjustments:
Effect of consolidating FG VIEs	(82)	(0.47)	(172)	(0.95)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1,172)	(6.73)	(1,052)	(5.77)
Fair value gains (losses) on committed capital securities	20	0.12	30	0.16
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	327	1.87	145	0.80
Operating shareholders' equity	6,149	35.31	6,164	33.83
After-tax adjustments:
Less: Deferred acquisition costs	158	0.91	161	0.88
Plus: Net present value of estimated net future credit derivative revenue	129	0.74	146	0.80
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,730	15.68	2,884	15.83
Adjusted book value	$8,850	$50.82	$9,033	$49.58

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of June 30, 2014
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (10)	Eliminations(4)	Consolidated
Claims-paying resources
Policyholders' surplus	$1,740	$673	$520	$1,024	$(795)	$3,162
Contingency reserve(1)	1,915	1,230	341	—	(341)	3,145
Qualified statutory capital	3,655	1,903	861	1,024	(1,136)	6,307
Unearned premium reserve(1)	1,849	688	634	919	(634)	3,456
Loss and LAE reserves (1) (2)	365	140	—	302	—	807
Total policyholders' surplus and reserves	5,869	2,731	1,495	2,245	(1,770)	10,570
Present value of installment premium(1)	377	249	5	189	(5)	815
Committed Capital Securities	200	200	—	—	—	400
Excess of loss reinsurance facility (3)	450	450	450	—	(900)	450
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,896	3,630	1,950	2,434	(2,675)	12,235
Adjustment for MAC (5)	950	550	—	—	(1,500)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,946	$3,080	$1,950	$2,434	$(1,175)	$12,235

Statutory net par outstanding (6)	$164,617	$52,777	$90,664	$108,572	$(1,803)	$414,827
Equity method adjustment (7)	55,033	35,631	—	—	(90,664)	—
Adjusted statutory net par outstanding (1)	$219,650	$88,408	$90,664	$108,572	$(92,467)	$414,827

Net debt service outstanding (6)	$254,113	$76,444	$135,839	$171,904	$(3,745)	$634,555
Equity method adjustment (7)	82,454	53,385	—	—	(135,839)	—
Adjusted net debt service outstanding (1)	$336,567	$129,829	$135,839	$171,904	$(139,584)	$634,555
Ratios:
Adjusted net par outstanding to qualified statutory capital	60:1	46:1	105:1	106:1		66:1
Capital ratio (8)	92:1	68:1	158:1	168:1		101:1
Financial resources ratio (9)	49:1	36:1	70:1	71:1		52:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective U.K. insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)	Reserves are reduced by approximately $0.6 billion for benefit related to representation and warranty recoverables.

3)
Represents an aggregate $450 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2014, The facility terminates on January 1, 2016, unless AGC, AGM and MAC choose to extend it.

4)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and between AGM and MAC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

5)	Represents adjustment for AGM's and AGC's interest and indirect ownership of MAC's total policyholders' surplus, unearned premium reserve, and loss reserves and present value of installment premium.

6)
Net par outstanding and net debt service outstanding are presented on a separate company statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

7)	Equity method adjustment is an adjustment made to reflect AGM's and AGC's net exposure to MAC, as determined by their indirect equity ownership, and 100% ownership of their U.K. subsidiaries.

8)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

9)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

10)	Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
New business production analysis:
PVP:
Public finance - U.S.	$16	$15	$39	$31
Public finance - non-U.S.	—	—	7	—
Structured finance - U.S.	6	1	7	3
Structured finance - non-U.S.	5	—	5	—
Total PVP	$27	$16	$58	$34

Reconciliation of PVP to gross written premiums (GWP):

PVP of financial guaranty insurance	$27	$16	$58	$34
Less: financial guaranty installment premium PVP	11	—	21	1
Total: financial guaranty upfront gross written premiums	16	16	37	33
Plus: financial guaranty installment GWP and other GAAP adjustments(1)	1	6	10	6
Total GWP	$17	$22	$47	$39

Financial guaranty gross par written:
Public finance - U.S.	$2,453	$2,276	$4,190	$3,856
Public finance - non-U.S.	—	—	128	—
Structured finance - U.S.	5	—	9	14
Structured finance - non-U.S.	200	—	200	—
Total	$2,658	$2,276	$4,527	$3,870

1)
Includes present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
(dollars in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended		Six Months Ended
	June 30, 2014		June 30, 2014
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,445	A-	$2,344	A-
Tax backed	713	A	892	A-
Municipal utilities	106	A-	352	A-
Transportation	76	A	416	BBB
Healthcare	—	—	70	BBB
Housing	66	BBB-	66	BBB-
Higher education	47	BBB+	47	BBB+
Infrastructure finance	—	—	3	A
Total U.S. public finance	2,453	A-	4,190	A-
Non-U.S. public finance:
Infrastructure finance	—	—	128	BBB-
Total non-U.S. public finance	—	—	128	BBB-
Total public finance	$2,453	A-	$4,318	A-

U.S. structured finance:
Other structure finance	$5	A-	$9	A-
Total U.S. structured finance	5	A-	9	A-
Non-U.S. structured finance:
Total non-U.S. structured finance	200	BBB+	200	BBB+
Total structured finance	$205	BBB+	$209	BBB+

Total gross par written	$2,658	A-	$4,527	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

							Six Months
	1Q-13	2Q-13	3Q-13	4Q-13	1Q-14	2Q-14	2013	2014
PVP:
Public finance - U.S.	$16	$15	$24	$61	$23	$16	$31	$39
Public finance - non-U.S.	—	—	13	5	7	—	—	7
Structured finance - U.S.	2	1	3	1	1	6	3	7
Structured finance - non-U.S.	—	—	—	—	—	5	—	5
Total PVP	$18	$16	$40	$67	$31	$27	$34	$58

Reconciliation of PVP to GWP:

Total PVP of financial guarantee insurance	$18	$16	$40	$67	$31	$27	$34	$58
Less: financial guaranty installment premium PVP	1	—	18	7	10	11	1	21
Total: financial guaranty upfront GWP	17	16	22	60	21	16	33	37
Plus: financial guaranty installment GWP and other GAAP adjustments(1)	—	6	4	(2)	9	1	6	10
Total GWP	$17	$22	$26	$58	$30	$17	$39	$47

Financial guaranty gross par written:
Public finance - U.S.	$1,580	$2,276	$2,072	$2,743	$1,737	$2,453	$3,856	$4,190
Public finance - non-U.S.	—	—	270	122	128	—	—	128
Structured finance - U.S.	14	—	273	—	4	5	14	9
Structured finance - non-U.S.	—	—	—	—	—	200	—	200
Total	$1,594	$2,276	$2,615	$2,865	$1,869	$2,658	$3,870	$4,527

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of June 30, 2014
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions	$4,083	3.90%	3.67%	$4,326	$159
Insured obligations of state and political subdivisions (2)(4)	1,080	4.92%	4.56%	1,174	53
U.S. Treasury securities and obligations of U.S. government agencies	603	0.98%	0.69%	613	6
Agency obligations	220	3.99%	3.29%	240	9
Corporate securities	1,376	3.79%	2.93%	1,413	52
Mortgage-backed securities (MBS) (3):
Residential MBS (RMBS) (4)	1,247	5.49%	4.08%	1,235	69
Commercial MBS (CMBS)	691	3.68%	3.09%	712	25
Asset-backed securities	538	3.16%	2.19%	548	17
Foreign government securities	317	2.55%	1.67%	333	8
Total fixed maturity securities	10,155	3.92%	3.35%	10,594	398
Short-term investments	974	0.03%	0.02%	974	0
Cash (5)	105	—%	—%	105	—
Total	$11,234	3.58%	3.06%	$11,673	$398

Less: FG VIEs	72	12.20%	7.90%	59	9

Total	$11,162	3.52%	3.03%	$11,614	$389

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$613	5.8%
Agency obligations	240	2.2%
AAA/Aaa	1,621	15.3%
AA/Aa	5,412	51.1%
A/A	1,906	18.0%
BBB	62	0.6%
Below investment grade (BIG) (7)	740	7.0%
Total fixed maturity securities, available-for-sale	10,594	100.0%

Less: FG VIEs	64

Total fixed maturity securities, available-for-sale	$10,530

Duration of fixed maturity securities and short-term investments (in years):		4.6

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services (S&P) or Moody's Investors Service, Inc. (Moody's), average A+. Includes fair value of $287 million insured by AGC and AGM.

3)	Includes fair value of $248 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,699 million in par with carrying value of $740 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization (5)	Estimated Ending Net Debt Service Outstanding (5)	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2014 (as of June 30)		$662,004
2014 Q3	$17,508	644,496	$108	$6	$114	$16	$130
2014 Q4	16,236	628,260	104	6	110	15	125
2015	57,797	570,463	377	21	398	43	441
2016	45,153	525,310	348	20	368	33	401
2017	44,208	481,102	309	18	327	22	349
2018	33,170	447,932	281	17	298	11	309

2014-2018	214,072	447,932	1,527	88	1,615	140	1,755
2019-2023	146,360	301,572	1,086	67	1,153	43	1,196
2024-2028	117,434	184,138	690	43	733	27	760
2029-2033	83,495	100,643	423	24	447	23	470
After 2033	100,643	—	390	18	408	24	432
Total	$662,004		$4,116	$240	$4,356	$257	$4,613

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of June 30, 2014. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 13 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	Includes $137 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

5)	Amount is shown net of loss mitigation bonds.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)
Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2014 (as of June 30)						$63,212
2014 Q3	$3,228	$584	$193	$222	$4,227	58,985
2014 Q4	3,577	561	67	535	4,740	54,245
2015	10,904	2,078	340	1,281	14,603	39,642
2016	5,650	1,763	171	1,521	9,105	30,537
2017	7,992	1,597	70	1,656	11,315	19,222
2018	670	1,411	(22)	901	2,960	16,262

2014-2018	32,021	7,994	819	6,116	46,950	16,262
2019-2023	1,072	3,006	165	3,034	7,277	8,985
2024-2028	477	890	391	1,366	3,124	5,861
2029-2033	442	230	876	779	2,327	3,534
After 2033	1,650	460	334	1,090	3,534	—
Total structured finance	$35,662	$12,580	$2,585	$12,385	$63,212

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2014 (as of June 30)		$374,364
2014 Q3	$8,762	365,602
2014 Q4	6,864	358,738
2015	25,858	332,880
2016	19,808	313,072
2017	17,652	295,420
2018	15,798	279,622

2014-2018	94,742	279,622
2019-2023	78,876	200,746
2024-2028	73,250	127,496
2029-2033	56,619	70,877
After 2033	70,877	—
Total public finance	$374,364

Net par outstanding (end of period)

	1Q-13	2Q-13	3Q-13	4Q-13	1Q-14	2Q-14
Public finance - U.S.	$378,418	$371,020	$361,203	$352,181	$346,428	$338,956
Public finance - non-U.S.	35,067	33,700	34,912	33,998	34,826	35,408
Structured finance - U.S.	70,129	65,159	62,584	58,907	55,393	51,442
Structured finance - non-U.S.	17,092	15,915	14,671	14,021	12,978	11,770
Net par outstanding (excluding loss mitigation bonds)	500,706	485,794	473,370	459,107	449,625	437,576
Loss mitigation bonds	1,111	1,195	1,297	1,195	1,236	1,216
Net par outstanding (including loss mitigation bonds)	$501,817	$486,989	$474,667	$460,302	$450,861	$438,792

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of June 30, 2014
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2014 Q3	$12	$10
2014 Q4	12	10
2015	48	39
2016	43	36
2017	37	30
2018	32	27

2014-2018	184	152
2019-2023	118	96
2024-2028	68	57
2029-2033	46	37
After 2033	36	28
Total expected PV of net expected loss to be expensed	452	370
Discount	478	435
Total future value	$930	$805

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 3.78% for U.S. dollar denominated obligations.

2)	Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	June 30, 2014				December 31, 2013
	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	Avg. Internal Rating	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	Avg. Internal Rating
U.S. public finance:
General obligation	$149,039	$—	$149,039	A	$155,277	$—	$155,277	A+
Tax backed	64,088	29	64,059	A	66,856	32	66,824	A+
Municipal utilities	54,595	—	54,595	A	56,324	—	56,324	A
Transportation	29,896	—	29,896	A	30,830	—	30,830	A
Healthcare	15,623	—	15,623	A	16,132	—	16,132	A
Higher education	13,554	—	13,554	A	14,071	—	14,071	A
Infrastructure finance	4,109	—	4,109	BBB	4,114	—	4,114	BBB
Housing	3,229	—	3,229	A+	3,386	—	3,386	A+
Investor-owned utilities	980	—	980	A-	991	—	991	A-
Other public finance	3,872	—	3,872	A	4,232	—	4,232	A
Total U.S. public finance	338,985	29	338,956	A	352,213	32	352,181	A
Non-U.S. public finance:
Infrastructure finance	15,218	—	15,218	BBB	14,703	—	14,703	BBB
Regulated utilities	12,092	—	12,092	BBB+	11,205	—	11,205	BBB+
Pooled infrastructure	2,591	—	2,591	A	2,520	—	2,520	A
Other public finance	5,507	—	5,507	A	5,570	—	5,570	A
Total non-U.S. public finance	35,408	—	35,408	BBB+	33,998	—	33,998	BBB+
Total public finance	$374,393	$29	$374,364	A	$386,211	$32	$386,179	A

U.S. structured finance:
Pooled corporate obligations	$26,596	$—	$26,596	AAA	$31,325	$—	$31,325	AAA
RMBS	13,442	862	12,580	BBB-	14,559	838	13,721	BBB-
Insurance securitizations	3,359	325	3,034	A-	3,360	325	3,035	A-
CMBS and other commercial real estate related exposures	2,804	—	2,804	AAA	3,952	—	3,952	AAA
Financial products	2,585	—	2,585	AA-	2,709	—	2,709	AA-
Consumer receivables	2,152	—	2,152	BBB+	2,198	—	2,198	BBB+
Commercial receivables	682	—	682	A-	911	—	911	A-
Structured credit	69	—	69	BB	69	—	69	BB
Other structured finance	940	—	940	A-	987	—	987	A-
Total U.S. structured finance	52,629	1,187	51,442	AA-	60,070	1,163	58,907	AA-

Non-U.S. structured finance:
Pooled corporate obligations	9,066	—	9,066	AA+	11,058	—	11,058	AAA
Commercial receivables	1,162	—	1,162	BBB+	1,263	—	1,263	BBB+
RMBS	927	—	927	A	1,146	—	1,146	AA-
Structured credit	37	—	37	BBB-	176	—	176	BBB
Other structured finance	578	—	578	AA+	378	—	378	AAA
Total non-U.S. structured finance	11,770	—	11,770	AA	14,021	—	14,021	AA+
Total structured finance	$64,399	$1,187	$63,212	AA-	$74,091	$1,163	$72,928	AA

Total	$438,792	$1,216	$437,576	A	$460,302	$1,195	$459,107	A

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of June 30, 2014
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$4,239	1.3%	$1,031	2.9%	$26,709	51.9%	$7,597	64.5%	$39,576	9.0%
AA	100,089	29.5%	432	1.2%	8,963	17.4%	567	4.8%	110,051	25.2%
A	184,593	54.5%	9,803	27.7%	2,395	4.7%	610	5.2%	197,401	45.1%
BBB	41,174	12.1%	22,529	63.6%	3,331	6.5%	1,939	16.5%	68,973	15.8%
BIG	8,861	2.6%	1,613	4.6%	10,044	19.5%	1,057	9.0%	21,575	4.9%
Net Par Outstanding (excluding loss mitigation bonds)	$338,956	100.0%	$35,408	100.0%	$51,442	100.0%	$11,770	100.0%	$437,576	100.0%

Loss Mitigation Bonds	29		—		1,187		—		1,216
Net Par Outstanding (including loss mitigation bonds)	$338,985		$35,408		$52,629		$11,770		$438,792

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of June 30, 2014
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	% of Total
U.S.:
U.S. public finance:
California	$52,709	$29	$52,680	12.0%
Pennsylvania	27,625	—	27,625	6.3
New York	27,187	—	27,187	6.2
Texas	25,867	—	25,867	5.9
Illinois	23,518	—	23,518	5.4
Florida	20,748	—	20,748	4.7
New Jersey	13,866	—	13,866	3.2
Michigan	13,226	—	13,226	3.0
Georgia	8,993	—	8,993	2.1
Ohio	8,424	—	8,424	1.9
Other states and U.S. territories	116,822	—	116,822	26.7
Total public finance	338,985	29	338,956	77.4
U.S. structured finance:	52,629	1,187	51,442	11.8
Total U.S.	391,614	1,216	390,398	89.2

Non-U.S.:
United Kingdom	22,225	—	22,225	5.1
Australia	5,855	—	5,855	1.3
Canada	3,620	—	3,620	0.8
France	3,385	—	3,385	0.8
Italy	1,741	—	1,741	0.4
Other	10,352	—	10,352	2.4
Total non-U.S.	47,178	—	47,178	10.8

Total net par outstanding	$438,792	$1,216	$437,576	100.0%

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of June 30, 2014
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries

	Hungary	Ireland	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Non-infrastructure public finance	$—	$—	$1,007	$95	$272	$1,374
Infrastructure finance	369	—	16	11	155	551
Total sovereign and sub-sovereign exposure	369	—	1,023	106	427	1,925
Non-sovereign exposure:
Regulated utilities	—	—	242	—	—	242
RMBS	214	144	308	—	—	666
Total non-sovereign exposure	214	144	550	—	—	908
Total	$583	$144	$1,573	$106	$427	$2,833

Total BIG	$583	$—	$—	$106	$427	$1,116

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, including U.S. dollars, Euros and British pounds sterling. Included in the tables above is $144 million of reinsurance assumed on a 2004 - 2006 pool of Irish residential mortgages that is part of the Company’s remaining legacy mortgage reinsurance business. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of June 30, 2014
(dollars in millions)

Gross Par and Gross Debt Service Outstanding of Puerto Rico

	Gross Par Outstanding	Gross Debt Service Outstanding
Subject to the terms of the Puerto Rico Public Corporation Debt Enforcement and Recovery Act (the "Recovery Act")	$3,195	$5,472
Not subject to the terms of the Recovery Act	3,220	5,000
Total	$6,415	$10,472

Net Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM Consolidated	AGC Consolidated	AG Re Consolidated	Eliminations(1)	Total	Internal Rating
Exposures subject to the terms of the Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$316	$400	$236	$(80)	$872	BB-
Puerto Rico Electric Power Authority	481	65	273	—	819	B-
Puerto Rico Aqueduct and Sewer Authority	—	288	96	—	384	BB-
Puerto Rico Highways and Transportation Authority (Highway revenue)	216	28	58	—	302	BB
Puerto Rico Convention Center District Authority	—	93	92	—	185	BB-
Total	1,013	874	755	(80)	2,562

Exposures not subject to the terms of the Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	758	476	532	—	1,766	BB
Puerto Rico Municipal Finance Authority	252	49	149	—	450	BB-
Puerto Rico Sales Tax Financing Corporation	261	—	7	—	268	BBB
Puerto Rico Public Buildings Authority	32	46	46	—	124	BB
Government Development Bank for Puerto Rico	—	33	—	—	33	BB
Puerto Rico Infrastructure Financing Authority	—	10	8	—	18	BB-
University of Puerto Rico	—	1	—	—	1	BB-
Total	1,303	615	742	—	2,660
Total net exposure to Puerto Rico	$2,316	$1,489	$1,497	$(80)	$5,222

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of June 30, 2014
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	Scheduled Net Par Amortization
	2014 (2H)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024 -2028	2029 -2033	2034 -2038	2039 -2043	2044 -2047	Total
	(in millions)
Exposures subject to the terms of the Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$29	$22	$29	$32	$39	$26	$21	$16	$17	$17	$86	$94	$288	$156	$—	$872
Puerto Rico Electric Power Authority	46	73	19	4	4	24	40	20	20	78	347	136	8	—	—	819
Puerto Rico Aqueduct and Sewer Authority	—	14	15	—	—	—	—	—	—	—	109	—	—	—	246	384
Puerto Rico Highways and Transportation Authority (Highway revenue)	8	6	31	5	5	11	12	15	6	7	20	95	81	—	—	302
Puerto Rico Convention Center District Authority	10	11	11	—	—	—	—	—	—	—	19	50	84	—	—	185
Total	93	126	105	41	48	61	73	51	43	102	581	375	461	156	246	2,562

Exposures not subject to the terms of the Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	94	109	127	95	64	82	137	16	37	14	282	310	399	—	—	1,766
Puerto Rico Municipal Finance Authority	50	51	48	41	43	39	35	30	30	16	60	7	—	—	—	450
Puerto Rico Sales Tax Financing Corporation	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(2)	(2)	1	(7)	20	10	255	—	268
Puerto Rico Public Buildings Authority	17	12	9	31	2	7	10	12	—	8	9	2	5	—	—	124
Government Development Bank for Puerto Rico	—	33	—	—	—	—	—	—	—	—	—	—	—	—	—	33
Puerto Rico Infrastructure Financing Authority	—	—	—	—	2	—	—	—	—	2	—	—	1	13	—	18
University of Puerto Rico	0	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	160	204	183	166	110	127	181	56	65	41	344	340	415	268	—	2,660
Total net par for Puerto Rico(1)	$253	$330	$288	$207	$158	$188	$254	$107	$108	$143	$925	$715	$876	$424	$246	$5,222

1)	In July 2014, various Puerto Rico issuers made payment on $215 million of par scheduled to be paid; of that amount, $46 million of par was paid by Puerto Rico Electric Power Authority.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of June 30, 2014
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	Scheduled Net Debt Service Amortization
	2014 (2H)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024 -2028	2029 -2033	2034 -2038	2039 -2043	2044 -2047	Total
	(in millions)
Exposures subject to the terms of the Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$51	$65	$72	$72	$78	$63	$57	$51	$50	$50	$240	$217	$355	$167	$—	$1,588
Puerto Rico Electric Power Authority	64	107	51	36	35	55	69	47	47	102	421	152	9	—	—	1,195
Puerto Rico Aqueduct and Sewer Authority	10	33	33	18	18	18	18	18	18	18	189	63	63	63	278	858
Puerto Rico Highways and Transportation Authority (Highway revenue)	16	22	46	19	19	24	24	26	17	18	69	131	87	—	—	518
Puerto Rico Convention Center District Authority	14	19	18	7	7	7	7	7	7	7	52	78	89	—	—	319
Total	155	246	220	152	157	167	175	149	139	195	971	641	603	230	278	4,478

Exposures not subject to the terms of the Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	137	192	205	167	132	147	195	71	91	67	504	467	439	—	—	2,814
Puerto Rico Municipal Finance Authority	61	70	65	56	55	49	43	37	35	20	69	7	—	—	—	567
Puerto Rico Sales Tax Financing Corporation	5	13	13	13	13	13	13	13	13	16	65	95	76	291	—	652
Puerto Rico Public Buildings Authority	19	18	13	35	5	9	13	14	1	9	12	4	6	—	—	158
Government Development Bank for Puerto Rico	0	35	—	—	—	—	—	—	—	—	—	—	—	—	—	35
Puerto Rico Infrastructure Financing Authority	0	1	1	1	3	1	1	1	1	2	4	4	4	15	—	39
University of Puerto Rico	0	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	222	329	297	272	208	219	265	136	141	114	654	578	525	306	—	4,266
Total net debt service for Puerto Rico (1)	$377	$575	$517	$424	$365	$386	$440	$285	$280	$309	$1,625	$1,219	$1,128	$536	$278	$8,744

1)	In July 2014, various Puerto Rico issuers made scheduled par payments of $215 million, plus interest. Of that amount $46 million of par related to Puerto Rico Electric Power Authority.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of June 30, 2014
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$28,277	80.2%	28.0%	30.6%
AA	2,324	6.6%	40.7%	40.5%
A	510	1.4%	50.2%	52.5%
BBB	2,064	5.9%	40.7%	36.9%
BIG	2,074	5.9%	44.1%	21.9%
Total exposures	$35,249	100.0%	30.6%	31.5%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$17,748	50.4%	31.3%	35.3%	AAA
Synthetic investment grade pooled corporates	9,487	26.9%	21.4%	19.9%	AAA
Market value CDOs of corporates	1,619	4.6%	24.3%	34.3%	AAA
Synthetic high yield pooled corporates	978	2.8%	47.0%	40.6%	AAA
Trust preferred
Banks and insurance	2,407	6.8%	45.4%	40.4%	BBB
U.S. mortgage and real estate investment trusts	1,500	4.2%	49.8%	36.9%	BB
European mortgage and real estate investment trusts	817	2.3%	36.7%	31.5%	BBB-
Other pooled corporates	693	2.0%	—%	—%	BBB-
Total exposures	$35,249	100.0%	30.6%	31.5%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
U.S. RMBS Profile
As of June 30, 2014
(dollars in millions)

Distribution of Consolidated U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$1	$—	$14	$205	$53	$2,280	$2,553
AA	91	91	83	526	182	1,373	2,346
A	7	0	8	—	17	121	153
BBB	30	—	127	17	32	138	344
BIG	381	140	1,670	2,621	548	1,824	7,185
Total exposures	$509	$232	$1,901	$3,369	$833	$5,736	$12,580

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
U.S. Prime First Lien	$487	29.2%	3.8%	4.7%	15.8%	8
U.S. Closed-End Second Lien	222	10.6%	—%	69.2%	5.0%	9
U.S. HELOC	1,681	15.6%	4.6%	37.5%	3.7%	18
U.S. Alt-A First Lien	3,297	31.5%	5.5%	17.5%	25.5%	43
U.S. Option ARMs	801	32.8%	4.5%	22.1%	26.4%	19
U.S. Subprime First Lien	4,567	27.1%	36.7%	24.6%	33.1%	21

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of June 30, 2014
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$2,306	63.5%	41.2%	3.6%	7.2%	131
AA	—	—%	—%	—%	—%	—
A	15	9.9%	67.7%	2.8%	17.6%	1
BBB	—	—%	—%	—%	—%	—
BIG	—	—%	—%	—%	—%	—
Total exposures	$2,320	63.2%	41.4%	3.6%	7.2%	132

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$260	52.5%	61.6%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

Please refer to the Glossary for a description of net par outstanding, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding(1)
	June 30, 2014	December 31, 2013
U.S. public finance:
General obligation	$2,959	$3,126
Tax backed	2,168	2,209
Infrastructure finance	1,737	1,724
Municipal utilities	1,352	1,360
Transportation	314	320
Healthcare	66	70
Higher education	15	15
Housing	2	17
Other public finance	248	253
Total U.S. public finance	8,861	9,094
Non-U.S. public finance:
Infrastructure finance	1,246	1,236
Other public finance	367	372
Total non-U.S. public finance	1,613	1,608
Total public finance	$10,474	$10,702

U.S. structured finance:
RMBS	$7,185	$7,717
Pooled corporate obligations	1,561	1,722
Insurance securitizations	598	598
Consumer receivables	370	386
Commercial receivables	148	157
Structured credit	69	69
Other structured finance	113	115
Total U.S. structured finance	10,044	10,764
Non-U.S. structured finance:
Pooled corporate obligations	766	767
RMBS	215	224
Commercial receivables	76	81
Total non-U.S. structured finance	1,057	1,072
Total structured finance	$11,101	$11,836
Total BIG net par outstanding	$21,575	$22,538

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and therefore are included in the investment portfolio. Such amounts are still included in the financial guaranty insured portfolio (excluding loss mitigation bonds), and totaled $165 million and $195 million in gross par outstanding as of June 30, 2014 and December 31, 2013, respectively.

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories(2)
	June 30, 2014	December 31, 2013
Category 1
U.S. public finance	$7,170	$8,205
Non-U.S. public finance	1,611	1,009
U.S. structured finance	4,034	4,513
Non-U.S. structured finance	1,009	1,024
Total Category 1	13,824	14,751
Category 2
U.S. public finance	1,269	440
Non-U.S. public finance	2	599
U.S. structured finance	2,167	2,862
Non-U.S. structured finance	48	48
Total Category 2	3,486	3,949
Category 3
U.S. public finance	422	449
Non-U.S. public finance	—	—
U.S. structured finance	3,843	3,389
Non-U.S. structured finance	—	—
Total Category 3	4,265	3,838
BIG Total	$21,575	$22,538

1)
Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

2)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and therefore are included in the investment portfolio. Such amounts are still included in the financial guaranty insured portfolio (excluding loss mitigation bonds), and totaled $165 million and $195 million in gross par outstanding as of June 30, 2014 and December 31, 2013, respectively.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of June 30, 2014
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	$1,941	BB
Puerto Rico Highway and Transportation Authority	1,174	BB-
Skyway Concession Company LLC	1,162	BB
Puerto Rico Electric Power Authority	819	B-
Puerto Rico Municipal Finance Agency	450	BB-
Puerto Rico Aqueduct & Sewer Authority	384	BB-
Louisville Arena Authority Inc.	337	BB
Detroit (City of) Michigan	303	D
San Joaquin Hills California Transportation	239	BB-
GMAC Military Housing Trust XVIII (Hickam Air Force Base)	214	BB
Puerto Rico Hotel Occupancy Tax Puerto Rico Convention Center District Authority	185	BB-
Lackawanna County, Pennsylvania	179	BB-
Woonsocket (City of), Rhode Island	146	BB
Guaranteed Student Loan Transaction	143	B
Stockton City, California	119	D
City of Fresno Revenue Stream	118	BB+
Orlando Tourist Development Tax - Florida	118	B+
Wayne County, Michigan	109	BB+
Xenia Rural Water District, Iowa	78	B
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	54	BB
Bridgeview Village Illinois General Obligation	50	BB+
Total	$8,322

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$631	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	368	BB-
Valencia Fair	261	BB-
Autovia de la Mancha, S.A.	148	BB-
Alte Liebe I Limited (Wind Farm)	76	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	B+
Total	$1,540
Total	$9,862

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of June 30, 2014
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	BIG Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
U.S. RMBS:
MABS 2007-NCW	$473	$57	$416	CCC	11.8%	50.6%
Option One 2007-FXD2	325	3	322	CCC	0.0%	24.0%
Deutsche Alt-A Securities Mortgage Loan 2007-2	303	—	303	BB	0.0%	23.1%
Private Residential Mortgage Transaction	303	—	303	CCC	0.9%	23.9%
Countrywide HELOC 2006-I	282	—	282	BB	0.0%	2.4%
Deutsche Alt-A Securities Mortgage Loan 2007-3	272	—	272	B	0.0%	20.0%
Private Residential Mortgage Transaction	256	—	256	CCC	—%	27.3%
Private Residential Mortgage Transaction	255	—	255	B	11.8%	24.5%
MortgageIT Securities Corp. Mortgage Loan 2007-2	246	—	246	CCC	1.2%	17.5%
Nomura Asset Accept. Corp. 2007-1	227	1	226	CCC	0.0%	33.9%
Private Residential Mortgage Transaction	179	—	179	CCC	7.8%	24.9%
Countrywide Home Equity Loan Trust 2007-D	174	—	174	B	0.0%	2.8%
Soundview 2007-WMC1	173	—	173	CCC	—%	57.6%
Countrywide HELOC 2005-D	170	—	170	BB	0.0%	4.3%
Countrywide Home Equity Loan Trust 2005-J	166	—	166	BB	0.0%	3.6%
Countrywide HELOC 2006-F	215	64	151	BB	0.0%	5.5%
New Century 2005-A	141	—	141	CCC	11.1%	26.9%
Countrywide HELOC 2007-A	149	14	135	BB	0.0%	3.6%
Countrywide HELOC 2007-B	135	—	135	BB	0.0%	2.9%
GMACM 2004-HE3	132	—	132	BB	0.0%	2.9%
Deutsche Alt-A Securities Mortgage Loan 2007-2	125	—	125	BB	0.0%	23.1%
Private Residential Mortgage Transaction	114	—	114	BB	17.4%	27.3%
CSAB 2006-3	108	—	108	CCC	0.0%	43.7%
IndyMac 2007-H1 HELOC	105	—	105	BB	0.0%	3.1%
Deutsche Alt-A Securities Mortgage Loan 2007-2	89	—	89	BB	0.0%	23.1%
Countrywide HELOC 2005-C	78	—	78	BB	0.0%	5.1%
Soundview Home Loan Trust 2008-1	72	1	71	CCC	12.4%	27.8%
IMPAC CMB Trust Series 2007-A Class M-1	67	—	67	BB	9.4%	19.1%
AAA Trust 2007-2	249	183	66	BB	—%	32.1%
American Home Mortgage Assets Trust 2007-4	64	—	64	CCC	0.1%	31.0%
MASTR Asset-Backed Securities Trust 2005-NC2	61	—	61	CCC	—%	24.5%
CSAB 2006-2	67	10	57	CCC	0.0%	38.0%
Terwin Mortgage Trust 2005-16HE	55	—	55	CCC	—%	27.3%
Taylor Bean & Whitaker 2007-2	75	21	54	CCC	0.0%	20.2%
CSMC 2007-3	58	8	50	CCC	0.0%	32.9%
Terwin Mortgage Trust 2006-10SL	178	136	42	CCC	—%	3.8%
Renaissance (DELTA) 2007-3	142	128	14	CCC	—%	28.8%
Terwin Mortgage Trust 2007-6ALT	52	50	2	CCC	0.0%	29.3%
Total U.S. RMBS	$6,335	$676	$5,659

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of June 30, 2014
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	BIG Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Other:
Orkney Re II, Plc	$423	$—	$423	CCC	N/A
Taberna Preferred Funding IV, LTD	278	—	278	BB-	24.7%
Taberna Preferred Funding III, LTD	257	—	257	CCC	19.6%
Alesco Preferred Funding XVI, LTD.	224	—	224	B+	15.9%
Taberna Preferred Funding II, LTD.	207	—	207	CCC	20.8%
Ballantyne Re Plc	500	325	175	CC	N/A
Alesco Preferred Funding XVII, LTD.	169	—	169	BB	28.7%
Trapeza CDO XI	150	—	150	BB-	39.3%
Taberna Preferred Funding VI, LTD	141	—	141	B	19.1%
US Capital Funding IV, LTD	136	—	136	CCC	6.6%
NRG Peaker (1)	102	—	102	BB	N/A
National Collegiate Trust Series 2007-4	70	—	70	CCC	N/A
National Collegiate Trust Series 2006-2	67	—	67	CCC	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	—	63	BB	N/A
Conseco Finance Manufactured Housing Series 2001-2	60	—	60	CCC	14.5%
Subtotal other	$2,847	$325	$2,522
Subtotal U.S. structured finance	$9,182	$1,001	$8,181

Non-U.S. structured finance:

Gleneagles Funding LTD (1st Issue)	$229	$—	$229	BB	N/A
Augusta Funding Limited 07 Perpetual Note Issue	81	—	81	BB	N/A
Private Pooled Corporate Transaction	80	—	80	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue	78	—	78	BB	N/A
Babcock & Brown Air Funding I Ltd. Series 2007-1	68	—	68	BB	N/A
Private Pooled Corporate Transaction	64	—	64	BB	N/A
Private Pooled Corporate Transaction	56	—	56	BB	N/A
Subtotal Non-U.S. structured finance	$656	$—	$656
Total	$9,838	$1,001	$8,837

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and therefore are included in the investment portfolio. Net par shown is net of $63 million of ceded par. The Company holds 100% of the bonds referenced in this transaction and reports them in the investment portfolio.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of June 30, 2014
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit names:	Net Par Outstanding	Internal Rating

New Jersey (State of)	$3,937	A
California (State of)	3,224	A-
New York (City of) New York	3,049	AA-
Massachusetts (Commonwealth of)	2,516	AA
Chicago (City of) Illinois	2,392	BBB+
New York (State of)	2,245	A+
Illinois (State of)	2,183	A-
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,176	A
Los Angeles, California Unified School District	1,947	AA-
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	1,941	BB
Houston, Texas Water and Sewer Authority	1,801	AA-
Port Authority of New York and New Jersey	1,765	AA-
Wisconsin (State of)	1,756	A+
Washington (State of)	1,684	AA
Philadelphia (City of) Pennsylvania	1,674	BBB+
New York Metropolitan Transportation Authority	1,633	A
Pennsylvania (Commonwealth of)	1,621	AA-
Chicago, Illinois Public Schools	1,606	A-
Chicago-O'Hare International Airport	1,487	A
New York City Municipal Water Finance Authority	1,453	AA
Miami-Dade County Florida School Board	1,447	A-
Illinois Toll Highway Authority	1,409	AA
Arizona (State of)	1,398	A+
Atlanta Georgia Water & Sewer System	1,391	A-
Massachusetts (Commonwealth of) Water Resources	1,304	AA
Georgia Board of Regents	1,300	A
Metro Washington Airport Authority	1,252	A+
Michigan (State of)	1,220	A+
Philadelphia School District, Pennsylvania	1,218	A
Pennsylvania Turnpike Commission	1,178	A-
Puerto Rico Highway and Transportation Authority	1,174	BB-
Skyway Concession Company LLC	1,162	BB
Los Angeles, California Department of Water & Power - Electric Revenue Bonds	1,143	AA-
North Texas Tollway Authority	1,119	A
Long Island Power Authority	1,100	A-
District of Columbia	1,049	A+
Detroit Michigan Sewer	1,018	BBB
Kentucky (Commonwealth of)	1,002	A+
Louisiana (State of) Gas and Fuel Tax	971	AA
San Diego County, California Water	963	AA
California State University System Trustee	947	A+
Garden State Preservation Trust, New Jersey Open Space & Farmland	940	AA
San Diego Unified School District, California	912	AA
University of California Board of Regents	890	AA
Hartfield Atlanta International Airport	881	A+
New Jersey Turnpike Authority	872	A-
Orlando-Orange County Expressway Authority, Florida	861	A+
Puerto Rico Electric Power Authority	819	B-
Miami-Dade County, Florida Water & Sewer	847	A+
New York State Thruway Authority	815	A
Total top 50 U.S. public finance exposures	$74,692

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of June 30, 2014
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,328	AA	34.8%
Synthetic Investment Grade Pooled Corporate CDO	1,175	AAA	13.2%
Synthetic High Yield Pooled Corporate CDO	978	AAA	40.6%
Stone Tower Credit Funding	789	AAA	32.7%
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	15.3%
Synthetic Investment Grade Pooled Corporate CDO	763	AAA	29.5%
Synthetic Investment Grade Pooled Corporate CDO	753	AAA	23.4%
Synthetic Investment Grade Pooled Corporate CDO	745	AAA	29.0%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	15.9%
Eastland CLO, LTD	532	AAA	39.0%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.7%
Denali CLO VII, LTD.	506	AAA	19.6%
Private US Insurance Securitization	500	AA	N/A
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Churchill Financial Cayman	467	AAA	36.8%
SLM Private Credit Student Trust 2007-A	450	BBB+	17.8%
LIICA Holdings, LLC	428	AA	N/A
Orkney Re II, Plc	423	CCC	N/A
MABS 2007-NCW	416	CCC	11.8%
Private Other Structured Finance Transaction	400	AA	N/A
Phoenix CLO II	400	AAA	21.8%
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.2%
Synthetic Investment Grade Pooled Corporate CDO	384	AAA	14.7%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	30.2%
KKR Financial CLO 2007-1	377	AAA	51.1%
Grayson CLO	366	AAA	30.7%
Symphony Credit Opportunities Fund	364	AAA	23.4%
SLM Private Credit Student Loan Trust 2006-C	356	BBB	18.4%
Synthetic Investment Grade Pooled Corporate CDO	343	AAA	16.8%
Option One 2007-FXD2	323	CCC	0.0%
Cent CDO 15 Limited	307	AAA	18.2%
Deutsche Alt-A Securities Mortgage Loan 2007-2	303	BB	0.0%
Private Residential Mortgage Transaction	303	CCC	0.9%
Private Other Structured Finance Transaction	300	A+	N/A
Muir Grove CLO	298	AAA	23.9%
Cent CDO 12 Limited	287	AAA	24.1%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	31.0%
Countrywide HELOC 2006-I	282	BB	0.0%
Taberna Preferred Funding IV, LTD	278	BB-	24.7%
Kingsland IV	274	AAA	22.7%
Centurion CDO 9	273	AAA	26.0%
Deutsche Alt-A Securities Mortgage Loan 2007-3	272	B	0.0%
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	29.1%
CIFC Funding 2007-II	268	AAA	43.2%
Kingsland V	263	AAA	26.7%
Stone Tower CLO V	261	AAA	35.1%
Taberna Preferred Funding III, LTD	257	CCC	19.6%
Private Residential Mortgage Transaction	256	CCC	—%
Private Residential Mortgage Transaction	255	B	11.8%
Alesco Preferred Funding XIV	253	BBB-	37.5%
Total top 50 U.S. structured finance exposures	$22,303

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of June 30, 2014
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name	Net Par Outstanding	Internal Rating
Quebec Province	$2,378	A+
Thames Water Utility Finance PLC	1,562	A-
Sydney Airport Finance Company	1,383	BBB
Channel Link Enterprises Finance PLC	1,001	BBB
Southern Gas Networks PLC	987	BBB
Societe des Autoroutes du Nord et de l'Est de France S.A.	870	BBB+
Capital Hospitals (Issuer) PLC	849	BBB-
Southern Water Services Limited	753	A-
Campania Region - Healthcare receivable	740	BBB-
International Infrastructure Pool	721	A-
International Infrastructure Pool	721	A-
International Infrastructure Pool	721	A-
Reliance Rail Finance Pty. Limited	631	BB
Central Nottinghamshire Hospitals PLC	594	BBB
Synthetic Investment Grade Pooled Corporate CDO	562	AAA
Scotland Gas Networks Plc (A2)	545	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	543	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	532	AAA
The Hospital Company (QAH Portsmouth) Limited	522	BBB
Integrated Accomodation Services PLC	517	BBB+
Envestra Limited	511	BBB
A28 Motorway	505	BBB
Octagon Healthcare Funding PLC	452	BBB
Dali Capital PLC-Northumbrian Water (Swap)	450	BBB+
Taberna Europe CDO II PLC	432	BBB-
Total top 25 non-U.S. exposures	$19,482

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of June 30, 2014
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC(1)	$3,725
Bank Of America, N.A.(2)	2,682
Wells Fargo Bank N.A.	2,257
Specialized Loan Servicing, LLC	2,114
JPMorgan Chase Bank	551
Select Portfolio Servicing, Inc.	517
Carrington Mortgage Services, LLC	303
Doral Bank	86
Nationstar Mortgage LLC	85
Capital One Financial Corporation	68
Total top 10 U.S. residential mortgage servicer exposures	$12,388

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$462	AA-	WA
Methodist Healthcare	424	A	TN
CHRISTUS Health	421	A+	TX
Children's National Medical Center	341	A-	DC
Catholic Health Initiatives	323	A+	CO
Carolina HealthCare System	319	AA-	NC
Bon Secours Health System Obligated Group	312	A-	MD
UnityPoint Health System (fka Iowa Health System)	307	A+	IA & WI
Catholic Health Partners	301	A+	OH
Palmetto Health Alliance	287	A-	SC
Total top 10 U.S. healthcare exposures	$3,497

1)	Includes Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended June 30, 2014

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of March 31, 2014	Economic Loss Development During 2Q-14(1)	(Paid) Recovered Losses During 2Q-14	Net Expected Loss to be Paid at June 30, 2014
U.S. RMBS
First lien:
Prime first lien	$18	$(7)	$—	$11
Alt-A first lien	308	4	(11)	301
Option ARMs	(28)	(24)	1	(51)
Subprime first lien	295	6	40	341
Total first lien	593	(21)	30	602
Second lien:
Closed-end second lien	(4)	(5)	—	(9)
HELOC	(109)	(33)	25	(117)
Total second lien	(113)	(38)	25	(126)
Total U.S. RMBS	480	(59)	55	476
TruPS	32	—	—	32
Other structured finance	138	5	(3)	140
U.S. public finance	281	82	(24)	339
Non-U.S. public finance	57	(5)	—	52
Subtotal	988	23	28	1,039
Other	(4)	—	—	(4)
Total	$984	$23	$28	$1,035

Rollforward of Net Expected Loss and LAE to be Paid for the Six Months Ended June 30, 2014

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of December 31, 2013	Economic Loss Development During 2014(1)	(Paid) Recovered Losses During 2014	Net Expected Loss to be Paid at June 30, 2014
U.S. RMBS
First lien:
Prime first lien	$21	$(10)	$—	$11
Alt-A first lien	304	12	(15)	301
Option ARMs	(9)	(39)	(3)	(51)
Subprime first lien	304	(1)	38	341
Total first lien	620	(38)	20	602
Second lien:
Closed-end second lien	(11)	—	2	(9)
HELOC	(116)	(31)	30	(117)
Total second lien	(127)	(31)	32	(126)
Total U.S. RMBS	493	(69)	52	476
TruPS	51	(19)	—	32
Other structured finance	120	24	(4)	140
U.S. public finance	264	105	(30)	339
Non-U.S. public finance	57	(5)	—	52
Subtotal	985	36	18	1,039
Other	(3)	(1)	—	(4)
Total	$982	$35	$18	$1,035

1)	Includes the effect of changes in the Company's estimate of future recovery on representations and warranties (R&W).

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended June 30, 2014

	Future Net R&W Benefit at March 31, 2014	R&W Economic Loss Development During 2Q-14	R&W Recovered During 2Q-14	Future Net R&W Benefit at June 30, 2014
Financial guaranty insurance:
Prime first lien	$3	$—	$—	$3
Alt-A first lien	101	5	(2)	104
Option ARMs	145	10	(19)	136
Subprime first lien	146	1	(48)	99
Closed-end second lien	95	—	(2)	93
HELOC	56	9	(16)	49
Subtotal	546	25	(87)	484

Credit derivatives:
Alt-A first lien	168	(7)	(2)	159
Option ARMs	7	1	—	8
Subtotal	175	(6)	(2)	167

Total	$721	$19	$(89)	$651

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Six Months Ended June 30, 2014

	Future Net R&W Benefit at December 31, 2013	R&W Economic Loss Development During 2014	R&W Recovered During 2014	Future Net R&W Benefit at June 30, 2014
Financial guaranty insurance:
Prime first lien	$4	$(1)	$—	$3
Alt-A first lien	100	7	(3)	104
Option ARMs	167	18	(49)	136
Subprime first lien	118	29	(48)	99
Closed-end second lien	98	(3)	(2)	93
HELOC	45	21	(17)	49
Subtotal	532	71	(119)	484

Credit derivatives:
Alt-A first lien	174	(6)	(9)	159
Option ARMs	6	2	—	8
Subtotal	180	(4)	(9)	167

Total	$712	$67	$(128)	$651

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies with R&W Benefit

	Number of Risks as of		Debt Service as of
	June 30, 2014	December 31, 2013	June 30, 2014	December 31, 2013
Financial guaranty insurance:
Prime first lien	1	1	$35	$38
Alt-A first lien	15	13	843	838
Option ARMs	9	8	271	346
Subprime first lien	4	5	668	998
Closed-end second lien	4	4	149	158
HELOC	2	4	70	320
Subtotal	35	35	2,036	2,698

Credit derivatives:
Alt-A first lien	8	6	1,896	2,018
Option ARMs	1	1	282	295
Subtotal	9	7	2,178	2,313

Total	44	42	$4,214	$5,011

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding and of the various sectors.

Assured Guaranty Ltd.
Losses Incurred
As of June 30, 2014
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions (1)	2Q-14 Losses Incurred	2014 Losses Incurred	Net Expected Loss to be Expensed
U.S. RMBS
First lien:
Prime first lien	$381	$(6)	$(10)	$0
Alt-A first lien	2,621	6	16	72
Option ARMs	548	(24)	(32)	29
Subprime first lien	1,824	10	5	88
Total first lien	5,374	(14)	(21)	189
Second lien:
Closed-end second lien	140	(7)	(3)	37
HELOC	1,671	(18)	(10)	102
Total second lien	1,811	(25)	(13)	139
Total U.S. RMBS	7,185	(39)	(34)	328
TruPS	1,561	1	(14)	1
Other structured finance	2,355	3	20	25
U.S. public finance	8,861	83	109	81
Non-U.S. public finance	1,613	(2)	(2)	17
Subtotal	21,575	46	79	452
Other	—	0	(1)	—
Subtotal	21,575	46	78	452
Effect of consolidating FG VIEs	—	(7)	(6)	(82)
Total	$21,575	$39	$72	$370

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and therefore are included in the investment portfolio. Such amounts are still included in the financial guaranty insured portfolio (excluding loss mitigation bonds), and totaled $165 million and $195 million in gross par outstanding as of June 30, 2014 and December 31, 2013, respectively.

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Six Months Ended June 30, 2014		Year Ended December 31,
			2013		2012	2011	2010
GAAP Summary Income Statement Data
Net earned premiums	$268		$752		$853	$920	$1,187
Net investment income	199		393		404	396	361
Realized gains and other settlements on credit derivatives	34		(42)		(108)	6	153
Total expenses	261		466		822	776	776
Income (loss) before income taxes	287		1,142		132	1,029	534
Net income (loss) attributable to Assured Guaranty Ltd.	201		808		110	773	484
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	1.11		4.30		0.57	4.16	2.56

GAAP Summary Balance Sheet Data
Total investments and cash	$11,741		$10,969		$11,223	$11,314	$10,849
Total assets	15,690		16,287		17,242	17,709	19,370
Unearned premium reserve	4,391		4,595		5,207	5,963	6,973
Loss and LAE reserve	775		592		601	679	574
Long-term debt	1,311		816		836	1,038	1,053
Shareholders’ equity attributable to Assured Guaranty Ltd.	5,242		5,115		4,994	4,652	3,670
Book value attributable to Assured Guaranty Ltd. per share	30.10		28.07		25.74	25.52	19.97

Non-GAAP Financial Measures
Operating income	$233		$609		$535	$601	$655
Operating income per diluted share	1.28		3.25		2.81	3.24	3.46
Operating shareholder's equity	6,149		6,164		5,830	5,201	4,691
Operating shareholder's equity per share	35.31		33.83		30.05	28.54	25.53
Adjusted book value	8,850		9,033		9,151	8,987	8,989
PVP	58		141		210	243	363

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$662,004		$690,535		$780,356	$844,447	$926,698
Gross debt service outstanding (end of period)	705,266		737,380		833,098	934,914	1,029,540
Net par outstanding (end of period)	437,576		459,107		518,772	556,830	616,686
Gross par outstanding (end of period)	464,455		487,895		550,908	613,124	680,803

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$634,555		$663,797		$756,044	$828,327	$904,686
Gross debt service outstanding (end of period)	676,306		709,000		807,420	916,501	1,003,651
Net par outstanding (end of period)	414,827		434,597		496,237	541,882	598,398
Gross par outstanding (end of period)	440,277		461,845		527,126	593,072	659,320

Consolidated qualified statutory capital	6,307		6,136		5,943	5,688	4,915
Consolidated policyholders' surplus and reserves	10,570		10,454		10,288	10,626	10,247

Ratios:
Net par outstanding to qualified statutory capital	66	:1	71	:1	83:1	95:1	122:1
Capital ratio(2)	101	:1	108	:1	127:1	145:1	184:1
Financial resources ratio(2)	52	:1	55	:1	61:1	65:1	72:1

Gross debt service written:
Public finance - U.S.	$6,916		$15,559		$25,252	$26,630	$48,990
Public finance - non-U.S.	233		674		40	208	51
Structured finance - U.S.	11		297		623	1,731	2,962
Structured finance - non-U.S.	215		—		—	—	—
Total gross debt service written	$7,375		$16,530		$25,915	$28,569	$52,003

Net debt service written	$7,375		$16,497		$25,915	$28,569	$52,003
Net par written	4,527		9,331		16,816	16,892	30,759
Gross par written	4,527		9,350		16,816	16,892	30,759
1) Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 6 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding and of the various sectors.

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts related to securities the Company has purchased for loss mitigation purposes.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit‑-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the way in which the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by AGMH that the Company did not acquire when it purchased AGMH in 2009. That line of business, which the Company refers to as the former "Financial Products Business" of AGMH, was comprised of its guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. When AGMH was still conducting Financial Products Business, AGM issued financial guaranty insurance policies on GICs and in respect of the GIC business; those policies cannot be revoked or canceled. Assured Guaranty is indemnified by Dexia against loss from the former Financial Products Business. The Financial Products Business is currently being run off.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP).

Management and the board of directors utilize non-GAAP financial measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend buying or selling Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Ross Aron
Vice President, Equity Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Glenn Alterman
Associate, Investor Relations
(212) 339-0854
galterman@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com